Exhibit 23.8
H.J. GRUY AND ASSOCIATES, INC.
6575 West Loop South, Suite 670, Bellaire, Texas 77401 ● Phone (713) 739-1000
CONSENT OF H.J. GRUY AND ASSOCIATES, INC.
We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and the incorporation by reference in this Registration Statement on Form S-4 of Crescent Energy Company to be filed on or about June 21, 2024 and the accompanying joint proxy statement/prospectus of Crescent Energy Company and SilverBow Resources, Inc., including any amendments thereto (collectively, the “Registration Statement”), of all references to our firm, our report dated February 1, 2024, prepared for SilverBow Resources, Inc., and the information contained therein, or information from our report included in or made part of the Annual Report on Form 10-K of SilverBow Resources, Inc., for the year ended December 31, 2023.

We further consent to references to this firm under the heading “EXPERTS” in such Registration Statement.

H.J. GRUY AND ASSOCIATES, INC.

by:	/s/ Marilyn Wilson
Marilyn Wilson, P.E.
Chief Executive Officer
June 21, 2024
Houston, Texas